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                                                                  Exhibit 10(19)


Robert A. Halpin
Halpin Energy Resources Ltd.
8907 Baylor Crescent SW
Calgary, Alberta  T2V 3N5
Canada

                                                            15. November 1995

Subject: Appointment to Chairman of the Board of Fountain Oil Incorporated, Delaware USA.


As the result of you being appointed as chairman of the board in the board meeting 14 November 1995, you will be compensated based on a fee of

US $ 37500 (US Dollar thirtyseventhousandfivehundred)

The fee is based on 25% of normal working days per year of 220, and of which you will allocated to Fountain Oil 55 working days per year.

On request from the company of additional services, this will be compensated based on a day-rate of $ 1000 per day.

You will participate in the company share option program in the accordance with the board approvals.

An office will be made available for your use at all times in the companies premises in Calgary.

The company will compensate for all out of pocket expenses related to the company business. If assignments or the job require presence in locations outside Calgary for more than two weeks at the time, the company will compensate you for your wife's travel and out of pocket expenses.

The company will assign you one major credit card and telecom card to be used for company expenses.
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The normal duties expected from you as Chairman of the company is,

    - Give input to the preparation of the board meetings to the President & CEO
    - Chair the board meetings
    - Perform presentations of the company to investors, prospective new investors or partners in projects, with special emphasis on the Americas.


    - Assist by giving advice in operational matters where the company is operator or partner.
    - Actively follow the development in the industry, and alert the management of possibilities and future strategies.
    - Duties are required by regulatory bodies.

We hope the terms are satisfactory, and look forward to good and beneficiary relationship in the future for the company.

Sincerely yours,

/s/Oistein Nyberg
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Oistein Nyberg
President & CEO


                                               Acceptance of offer

                                               /s/ Robert A. Halpin
                                               --------------------
                                               Robert A. Halpin